Exhibit 99(i)

Arrow Electronics, Inc.
Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Arrow Electronics, Inc. (the "company") for the period ending March 31, 2003 (the "Report"), I, William E. Mitchell, Chief Executive Officer of the company, certify, pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that, to the best of my knowledge:

  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Dated: May 14, 2003                              By: /s/ William E. Mitchell
                                                     William E. Mitchell
                                                     President and Chief
                                                      Executive Officer